Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXTGEN HEALTHCARE COMPLETES ACQUISITION OF ENTRADA, INC.

Irvine, Calif. – April 17, 2017 – NextGen Healthcare Information Systems, LLC, a wholly owned subsidiary of Quality Systems, Inc. (NASDAQ: QSII), announced today the completion on April 14, 2017 of the previously announced acquisition of Entrada, Inc. (Entrada), a leading provider of cloud-based mobile solutions that drive clinical efficiencies and physician satisfaction. Based in Nashville, TN, Entrada is committed to reshaping the way care is delivered. Entrada’s best-in-class mobile app integrates with multiple clinical platforms and all major EHRs.

“The acquisition of Entrada demonstrates our commitment to deliver systematic solutions that meet our clients’ transforming work requirements to become increasingly nimble and mobile,” said Rusty Frantz, President and CEO. “This market ready solution enhances the value of our current enterprise provider platforms and delivers increased productivity and higher satisfaction for physicians, enabling a richer patient-provider experience.”

About Quality Systems, Inc.

Quality Systems, Inc. and it’s wholly owned subsidiary, NextGen Healthcare, develop and provide a range of software and services for medical and dental group practices. The Company’s solution portfolio is readily integrated and collectively positioned to reduce total cost of ownership for its client partners, as well as enable the transition to value-based healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Certain statements in this news release are forward-looking statements within the meaning of the federal securities laws, including but not limited to statements regarding the anticipated impact of the Entrada acquisition. These forward-looking statements may contain the words “believe,” “anticipate,” “continue,” “expect,” “plan,” “potential,” “predict,” “estimate,” “outlook,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. The Company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, but are not limited to, successfully integrating Entrada’s personnel, systems and business, and market and financial conditions which may impact the performance of Entrada as well as those risks set forth in the Company’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

For Investor Relations Inquiries:

Quality Systems, Inc.

Jamie Arnold, 949-255-2600

Chief Financial Officer

JArnold@nextgen.com

For Media and Public Relations Inquiries:

NextGen Healthcare

Mamie Barker, 215-657-7010

mmbarker@nextgen.com